UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2005

Carrols Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-25629	16-0958146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York		13203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 8.01. OTHER EVENTS

On May 19, 2005, Carrols Corporation (the “Company”) issued a press release announcing that it has obtained a Consent and Waiver from its lenders under Carrols’ Loan Agreement dated as of December 15, 2004 (the “Senior Credit Facility”), waiving the previously disclosed Event of Default under the Senior Credit Facility caused by Carrols’ delay in delivering its annual financial statements for the 2004 fiscal year (and for the fourth quarter of such fiscal year), and extending the time period to deliver under the Senior Credit Facility such financial statements (together with the financial statements for the fourth quarter of the 2004 fiscal year), as well as its financial statements for the first fiscal quarter of 2005, to July 31, 2005. The full text of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

99.1	Press Release, dated May 19, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS CORPORATION

Date: May 19, 2005	By:	/s/ Paul R. Flanders
	Name:	Paul R. Flanders
	Title:	Vice President, Chief Financial Officer and Treasurer